Exhibit 15.1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of our report dated July 2, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Retalix Ltd., which appears in this Annual Report on Form 20-F

Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
July 2, 2008